Exhibit 99.1

SITO Announces Record Revenue and Preliminary, Estimated Expenses for the three and 12 months ended December 31, 2017

Media placement revenue increase to $14.7 Million in the quarter ended December 31, 2017, and to $42.9 million for the twelve months ended December 31, 2017, representing a 101% increase in media placement revenue compared to the corresponding quarter in 2016 and a 48% increase in media placement revenues compared to the twelve months ended December 31, 2016.

JERSEY CITY, N.J., February 6, 2018 --  SITO Mobile Ltd. (NASDAQ: SITO) (hereinafter “SITO” or the “Company”), an insights-driven Consumer Behavior and Location Sciences™ company, announced today that the Company’s media placement revenue increased by $7.4 million, or 101%, to $14.7 million for the three months ended December 31, 2017, compared to media placement revenues of $7.3 million for the three months ended December 31, 2016. The Company’s media placement revenue increased by $13.9 million, or 48%, to $42.9 million for the year ended December 31, 2017, compared to total revenues of $28.9 million for the year ended December 31, 2016.

The Company is providing the following guidance with respect to expenses. Please note, however, that the audit of the Company’s financial statements as of and for the twelve months ended December 31, 2017 is not yet complete, and such guidance is subject to adjustment based on the results of such audit:

•	As discussed on our earnings call on November 14, 2017, the Company’s total cost of revenue, which represents the costs associated with media placement revenues, is expected to increase to between $7.8 million and $8.0 million for the three months ended December 31, 2017, and to between $22.2 million and $22.4 million for the twelve months ended December 31, 2017, as compared to total cost of revenue of approximately $3.7 million and approximately $13.7 million for the three and twelve months ended December 31, 2016, respectively. Cost of revenue has increased faster than media placement revenue primarily as a result of a change in our advertising mix.

•	Sales and marketing expense is expected to increase to between $3.9 million and $4.1 million for the three months ended December 31, 2017, and to between $14.5 million and $14.7 million for the twelve months ended December 31, 2017, compared to sales and marketing expense of approximately $2.8 million and approximately $10.4 million for the three and twelve months ended December 31, 2016, respectively.

•	General and administrative expense is expected to increase to between $5.9 million and $6.5 million for the three months ended December 31, 2017, and to between $16.0 million and $16.6 million for the twelve months ended December 31, 2017, compared to general and administrative expense of approximately $1.8 million and approximately $6.1 million for the three and twelve months ended December 31, 2016, respectively. Included within general and administrative expenses during the three and twelve months ended December 31, 2017 is a $2.2 million charge relating to the accrual of bonuses earned by the Company’s executive management team under their respective employment agreements with the Company, in connection with the achievement of certain performance-based targets, as disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on July 24, 2017. Management has agreed to take 75% of this bonus in equity. In addition, there were additional non-recurring items that impacted our G&A that will be detailed when we release our full year earnings.

Cash and cash equivalents totaled $3.6 million as of December 31, 2017, compared to $8.7 million as of December 31, 2016.

Although the audit of the Company’s financial position and results of operations for the twelve months ended December 31, 2017 is not yet final, the preliminary, unaudited financial information announced above reflects the Company’s preliminary expectations with respect to its revenues and expenses described above based on information currently available to management.

The preliminary financial results presented above reflect management’s estimates based solely upon information available to the Company’s management as of the date of this announcement.

The preliminary financial results presented above are not, and shall not be deemed to constitute, a comprehensive statement of the Company’s financial results for fiscal year 2017. In particular, we note that total revenue, taken in isolation, is not a reliable indicator of earnings.

In addition, the preliminary financial results presented above have not been audited, reviewed, or compiled by our independent registered public accounting firm BDO USA, LLP. Accordingly, BDO USA, LLP does not express an opinion or any other form of assurance with respect to the information included in this announcement and assumes no responsibility for, and disclaims any association with, this information. The preliminary financial results presented above are subject to the completion of our financial closing procedures, which have not yet been completed. The Company’s actual results for the year ended December 31, 2017 are not available and may differ materially from the foregoing estimates. Therefore, you should not place undue reliance upon these preliminary financial results. For instance, during the course of the preparation of the respective financial statements and related notes, additional items that would require material adjustments to be made to the preliminary estimated financial results presented above may be identified. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control. Accordingly, the revenue, loss from operations, net loss, EBITDA and Adjusted EBITDA for any particular period may not be indicative of future results. See “Cautionary Statement Regarding Certain Forward-Looking Information” below.

About SITO Mobile, Ltd.

SITO delivers consumer location based data-driven solutions for brands spanning strategic insights and media campaign delivery services. Through Consumer Behavior and Location Sciences™, SITO explores the consumer journey yielding a powerful strategic knowledge asset for executives and strategic decision makers delivering actionable insights to understand and influence consumer behaviors.

Our consumer location focused science reveals deep, real-time understandings of consumer movements, interests, actions, associations, and experiences providing increased clarity for brands navigating business decisions, developing advertising campaigns, and advancing business imperatives. The company is home to a proprietary location-data technology stack and has amassed a multi-year consumer behavioral, movement, location, and demographic database arming clients with a powerful resource for identifying real-time insights, longitudinal behavioral research, and delivery of successful media campaigns. SITO’s in-store targeting, proximity targeting, geo-conquesting and attribution data combine to create and optimize measurable hyper-targeted campaigns for brands. For more information regarding SITO’s science, technology and solutions spanning media and research, visit www.sitomobile.com.

Cautionary Statement Regarding Certain Forward-Looking Information

This announcement contains forward-looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning the following: SITO’s plans and initiatives; our possible or assumed future results of operations; our ability to attract and retail customers; our ability to sell additional products and services to customers; our competitive position; our industry environment; and our potential growth opportunities. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” in our Annual Report on Form 10-K and the reports we file with the SEC. Actual events or results may vary significantly from those implied or projected by the forward-looking statements due to these risk factors. No forward-looking statement is a guarantee of future performance. You should read our Annual Report on Form 10-K and the documents that we reference in our Annual Report on Form 10-K and have filed as exhibits thereto with the Securities and Exchange Commission, or the SEC, with the understanding that our actual future results and circumstances may be materially different from what we expect, as described in this announcement. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and the Company undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company is not guaranteeing, and cannot guarantee, future financial and operating results, levels of business activity, performance or achievements.

Media Contact:

Katie McGovern
SHIFT Communications
sito@shiftcomm.com

IR Contact:

Rob Fink
Hayden IR
rob@haydenir.com